Explanatory Note

XCraft Enterprises, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 12.1.

Part III

EXHIBITS

1.0	Posting Agreement with StartEngine Crowdfunding, Inc.*

2.1	Certificate of Incorporation*

2.2	Amended and Restated Certificate of Incorporation*

2.3	Bylaws*

3.1	Form of Warrant**

4.1	Form of Subscription Agreement*

6.1	StartEngine Secure Services Agreement*

6.2	Services Agreement with StartEngine Crowdfunding, Inc.*

6.3	Employment Agreement with JD Claridge*

8.1	Escrow Services Agreements*

11.1	Consent of BAS Partners***

12.1	Opinion of Alliance Legal Partners, Inc.****

*Filed as an exhibit to the XCraft Enterprises, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11281) and incorporated herein by reference. Available at,  https://www.sec.gov/Archives/edgar/data/1670450/000144586620001044/xcrft_1a.htm.

**Filed as an exhibit to the XCraft Enterprises, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11281) and incorporated herein by reference. Available at,  https://www.sec.gov/Archives/edgar/data/1670450/000144586620001349/0001445866-20-001349-index.htm.

***Filed as an exhibit to the XCraft Enterprises, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11281) and incorporated herein by reference. Available at,  https://www.sec.gov/Archives/edgar/data/1670450/000144586620001569/xcrft_ex11z1.htm./

**** Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho, on November 3, 2020.

XCRAFT ENTERPRISES, INC.

Dated: November 3, 2020	By:	/s/ JD Claridge
		Title:	Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director

Dated: November 3, 2020	By:	/s/ Ben Toews
Ben Toews, Director